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                                                             Exhibit (5)(a)
                          INVESTMENT ADVISORY AGREEMENT


         This Agreement is made as of the 29th day of December, 1998, between The Riverfront Funds, an Ohio business trust (the "Trust"), and The Provident Bank, an Ohio banking corporation (the "Investment Adviser").


         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires to retain the Investment Adviser to provide, or arrange for the provision of, investment advisory services to one or more investment portfolios of the Trust (the "Portfolios"), and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws (including the Glass-Steagall Act); and

         WHEREAS, the Investment Adviser is engaged in the business of rendering investment advisory services to the Trust and to others and desires to provide the services described herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust and the Investment Adviser hereby agree as follows:

         1. APPOINTMENT. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Portfolios identified on Schedule A hereto for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

         2. DELIVERY OF DOCUMENTS. The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

                  (a)  the Trust's Declaration of Trust (the
                       "Declaration");

                  (b)  the Trust's By-Laws;

                  (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;


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                  (d) Post-Effective Amendment No. 19 to the Trust's
         Registration Statement on Form N-1A filed under the Securities Act of 1933, as amended ("1933 Act") (File No. 33-34154), and under the 1940 Act, as filed with the Securities and Exchange Commission; and

                  (e) each Portfolio's most recent Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

         The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

         3. MANAGEMENT. Except as specifically provided in the following paragraph, subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will provide, or arrange for the provision of, a continuous investment program for each of the Portfolios, including investment research and management with respect to all securities and investments and cash equivalents in the Portfolios. The Investment Adviser will determine, or arrange for others to determine, from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Portfolios and will implement, or arrange for others to implement, such determinations through the placement, in the name of the Portfolios, of orders for the execution of portfolio transactions with or through such brokers or dealers as it may select. The Investment Adviser will provide, or arrange for the provision of, the services under this Agreement in accordance with each of the Portfolios' investment objectives, policies and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees.

         With respect to The Riverfront Income Equity Fund, the Investment Adviser shall directly provide and make the determinations set forth in the immediately preceding paragraph with respect to that portion of such Portfolio's portfolio as the Trust's Board of Trustees determines to allocate to the Investment Adviser from time to time. The Board of Directors may, from time to time, make additions to and withdrawals from the assets of The Riverfront Income Equity Fund allocated to the Investment Adviser.

         Subject to the provisions of this Agreement, the Declaration and the 1940 Act, the Investment Adviser directly and indirectly may select and enter into contracts with one or more qualified investment advisers ("Sub-Advisers") to provide to the Trust some or all of the services required by this Agreement. With respect to any such appointment by the Investment Adviser of any of the Sub- Advisers, the Investment Adviser will, as appropriate:

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         (a)      advise the Sub-Advisers with respect to economic
                  conditions and trends;

         (b) assist Sub-Advisers with the placement of orders for the purchase and sale of securities;

         (c) assist and consult with the Sub-Advisers in connection with the Portfolios' continuous investment programs; and

         (d) periodically review, evaluate and report to the Trust's Board of Trustees with respect to the performance of the Sub-Advisers.

         In fulfilling its responsibilities hereunder, the Investment Adviser agrees that it will, or, with respect to services provided to the Trust by any of the Sub-Advisers appointed by the Investment Adviser, that it will require that each of the Sub-Advisers:

                  (a) use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

                  (b) conform with all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement (or any applicable sub-investment advisory agreement) in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser or Sub-Advisers;

                  (c) not make loans to any person to purchase or carry shares of beneficial interest in the Trust or make loans to the Trust;

                  (d) place orders pursuant to investment determinations for the Trust either directly with the issuer or with an underwriter, market maker or broker or dealer. In placing orders with brokers and dealers, the Investment Adviser will use its reasonable best efforts to obtain, or require that each of the Sub-Advisers obtain, prompt execution of orders in an effective manner at the most favorable price. In assessing the best execution available for any transaction, the Investment Adviser or any of the Sub-Advisers shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). Consistent with this obligation, the Investment Adviser and any of the Sub-Advisers may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within

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         the meaning of Section 28(e) of the Securities Exchange Act of 1934) to
         or for the benefit of the Portfolios and/or other accounts over which the Investment Adviser or any of the Sub-Advisers or any of their respective affiliates exercises investment discretion. Subject to the review of the Trust's Board of Trustees from time to time with respect to the extent and continuation of the policy, the Investment Adviser and any of the Sub-Advisers are authorized to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for any of the Portfolios which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Investment Adviser or Sub- Advisers determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Investment Adviser or Sub-Advisers with respect to the accounts as to which it exercises investment discretion. In no instance will portfolio securities be purchased from or sold to BISYS Fund Services, the Investment Adviser or any Sub-Adviser, or any affiliated person of the Trust, except as may be permitted by the 1940 Act;

                  (e) maintain all books and records with respect to the Trust's securities transactions and will furnish the Trust's Board of Trustees such periodic and special reports as the Board reasonably may request;

                  (f) treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except that, subject to prompt notification of the Trust, the Investment Adviser and any of the Sub-Advisers may divulge such information to duly constituted authorities, or when so requested by the Trust, PROVIDED, HOWEVER, that nothing contained herein shall prohibit the Investment Adviser or any of the Sub-Advisers from advertising or soliciting the public generally with respect to other products or services regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Portfolios; and

                  (g) maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Trust, the Investment Adviser's or Sub-Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the

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         Investment Adviser or Sub-Adviser or of their respective parents, subsidiaries or affiliates. In dealing with such customers, the Investment Adviser or Sub-Adviser and their respective parents, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

         4. SERVICES NOT EXCLUSIVE. The services furnished by the Investment Adviser and any Sub-Adviser hereunder are not to be deemed exclusive, and the Investment Adviser and any Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement or any sub-advisory agreement are not impaired thereby. It is understood that the action taken by the Investment Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Investment Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Investment Adviser at the same time or at the same price.

         5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records, if any, which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly, and to require each of the Sub-Advisers to surrender promptly, to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve, and to require each of the Sub-Advisers to preserve, for the periods prescribed by Rule 31a-2 under the 1940 Act, the records required to be maintained by Rule 31a-1 under the 1940 Act.

         6. EXPENSES. During the term of this Agreement, the Investment Adviser will pay all expenses, including, as applicable, the compensation of any Sub-Advisers directly appointed by it, incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

         7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, each of the Portfolios will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee set forth on Schedule A hereto. Each of the Portfolios' obligations to pay the above-described fee to the Investment Adviser will begin as of the date of the initial public sale of shares in that Portfolio. Except as permitted by applicable law, the Investment Adviser shall not be compensated on the basis of a share of capital gains upon or capital appreciation of any of the Portfolios or any portion thereof.

         If in any fiscal year the aggregate expenses of any of the Portfolios (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, the Investment Adviser will

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reimburse the Portfolio for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Portfolio to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Portfolio to the Investment Adviser hereunder and to BISYS Fund Services Limited Partnership under the Administration Agreement between BISYS Fund Services Limited Partnership and the Trust. The obligation of the Investment Adviser to reimburse the Portfolios hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, PROVIDED, HOWEVER, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Portfolios for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

         8. LIMITATION OF LIABILITY. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolios in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, Director, partner, employee, or agent of the Investment Adviser, who may be or become an officer, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the Investment Adviser's duties hereunder or under any other agreements between the Investment Adviser and the Trust), to be rendering such services to or acting solely for the Trust and not as an officer, Director, partner, employee, or agent or one under the control or direction of the Investment Adviser even though paid by it. The Trust agrees to indemnify and hold the Investment Adviser harmless from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the 1934 Act, the 1940 Act and any state and foreign securities and blue sky laws, as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Investment Adviser takes or does or omits to take or do hereunder; provided that the Investment Adviser shall not be indemnified against any liability to the Trust or to its shareholders (or any expenses incident to such liability) arising out of a breach of fiduciary duty with respect to the receipt of compensation for services, willful misfeasance, bad faith, or gross negligence on the part of the Investment Adviser in the performance of its

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duties, or from reckless disregard by it of its obligations and duties under this Agreement.

         9. COMPLIANCE WITH ORDER. The Investment Adviser agrees that it will comply with and be bound by the terms of the Order under Section 6(c) of the 1940 Act, Release No. 19949, December 13, 1993 (the "Order"), insofar as the Order imposes obligations upon an investment adviser to a fund offering class shares under the authority of the Order and for so long as compliance with the Order is required by the 1940 Act.


         10. DURATION AND TERMINATION. This Agreement will become effective as to a particular Portfolio as of the date first written above (or, if a particular Portfolio is not in existence on that date, on the date a registration statement relative to that Portfolio becomes effective with the Securities and Exchange Commission and Schedule A hereto is amended to add such Portfolio thereto), provided that it shall have been approved by a vote of a majority of the votes attributable to the outstanding voting securities of such Portfolio, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until December 29, 2000.


         Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Portfolio for successive periods of one year each ending on December 31 of each year, PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of such Portfolio. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Portfolio at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the votes attributable to the outstanding voting securities of such Portfolio) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. No assignment of this Agreement shall be made by the Investment Adviser without the consent of the Board of Trustees of the Trust. (As used in this Agreement, the terms "majority of the outstanding voting securities, "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

         11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

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         12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of Ohio.

         The Riverfront Funds is a business trust organized under Chapter 1746, Ohio Revised Code and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Riverfront Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with any of the Portfolios of the Trust must look solely to the assets of the Trust belonging to such Portfolio for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                               THE RIVERFRONT FUNDS

                                               By
                                                  -----------------------------
                                               Title
                                                    ---------------------------

                                               THE PROVIDENT BANK

                                               By
                                                  -----------------------------
                                               Title
                                                     --------------------------


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                                                    Dated: December 29, 1998





                                   SCHEDULE A
                      to the Investment Advisory Agreement
                        between The Riverfront Funds and
                               The Provident Bank
Name Of Portfolio                             Compensation                                           Date
-----------------                             ------------                                           ----
The Riverfront U.S.                         Annual rate of 0.15%                                December 29, 1998
Government Securities                       of the average daily
Money Market Fund                           net assets of such Portfolio

The Riverfront U.S.                         Annual rate of 0.40% of                             December 29, 1998
Government Income                           the average daily net
Fund                                        assets of such Portfolio

The Riverfront Income                       Annual rate of 0.95% of                             December 29, 1998
Equity Fund                                 the average daily net
                                            assets of such Portfolio

The Riverfront                              Annual rate of 0.90% of                             December 29, 1998
Balanced Fund                               the average daily net
                                            assets of such Portfolio

The Riverfront Small                        Annual rate of 0.80% of                             December 29, 1998
Company Select Fund                         the average daily net
                                            assets of such Portfolio

The Riverfront Large                        Annual rate of 0.80% of                             December 29, 1998
Company Select Fund                         the average daily net
                                            assets of such Portfolio



                                          THE RIVERFRONT FUNDS

                                          By
                                            --------------------------
                                          Title
                                               -----------------------

                                          THE PROVIDENT BANK

                                          By
                                            ---------------------------
                                          Title
                                               ------------------------

--------------------------

All fees are computed daily and paid monthly.


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